UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	001-31451 (Commission File Number)	22-3680505 (IRS Employer
of incorporation)		Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On December 10, 2008, BearingPoint, Inc. (the “Company”) filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) of the Company with the Secretary of State of the State of Delaware to effect the previously approved reverse stock split of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”), at a ratio of one-for-fifty. The reverse stock split will be effective at 6:01 p.m., Eastern Time, on December 10, 2008, at which time every fifty shares of Common Stock that were issued and outstanding will automatically combine into one issued and outstanding share of Common Stock. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
     The Company expects that the Company’s Common Stock will trade on the OTC Bulletin Board on a post-split basis under the new trading symbol “BGPT” beginning on December 11, 2008.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of BearingPoint, Inc., dated December 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008	BearingPoint, Inc.
	By:	/s/ F. Edwin Harbach
F. Edwin Harbach
Chief Executive Officer